Exhibit 4.3

                         [FORM OF SERIES B SENIOR NOTE]


                             WATTS INDUSTRIES, INC.

                                5.47% SENIOR NOTE
                           SERIES B, DUE MAY 15, 2013


No. BR-[_____]                                                            [Date]
$[_______]                                                          PPN: [     ]

            FOR VALUE RECEIVED, the undersigned, WATTS INDUSTRIES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on May 15, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.47% per annum from the date hereof, payable semiannually, on May 15 and November 15, in each year, commencing with the May or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.47% or (ii) 2% over the rate of interest publicly announced by Bank of America, or its successor, from time to time in Chicago, Illinois as its "base" or "prime" rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

            This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of May 15, 2003 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Reference is made to the Note Purchase Agreement for the definitions used herein and the method of calculating the interest and other payments to be made on or in respect of this Note. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations and agreement set forth in Section 6.2 of the Note Purchase Agreement.

            This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

            This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Massachusetts excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    WATTS INDUSTRIES, INC.


                                    By:
                                         -------------------------
                                    Name:
                                           -----------------------
                                    Title:
                                            ----------------------